UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 22, 2009 (Date of earliest event reported):

ALAMO GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1627 East Walnut

Seguin, Texas 78155

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (830) 379-1480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

This Form 8-K/A amends the current report on Form 8-K of Alamo Group Inc., filed on October 22, 2009, regarding the acquisition of substantially all the assets and assumed certain liabilities of Bush Hog.  The sole purpose of this amendment is to provide the financial statements and pro forma information required by Item 9.01, which were excluded from the original filing in reliance on paragraph (a)(4) of Item 9.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

1.

Bush Hog’s audited balance sheet as of December 31, 2008 and 2007, and audited statements of operations for each of the three years in the period ended December 31, 2008 are attached hereto as Exhibit 99.1.

	2.	Bush Hog’s unaudited condensed financial statements as of June 30, 2009 and December 31, 2008 and for the six months ended June 30, 2009 and 2008 are attached hereto as Exhibit 99.2.

(b)	Pro Forma Financial Information.

	1.	The required pro forma financial information for the twelve months ended December 31, 2008, and for the six months ended June 30, 2009, is attached hereto as Exhibit 99.3.

(d)	Exhibits.

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

99.1	Audited financial statements of Bush Hog, LLC as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008

99.2	Unaudited condensed financial statements as of June 30, 2009 and December 31, 2008 and for the six months ended June 30, 2009 and 2008

99.3	Unaudited pro forma financial information for the twelve months ended December 31, 2008, and for the six months ended June 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alamo Group Inc.

Date: January 20, 2010	By:	/s/ Robert H. George
Robert H. George
Vice President - Administration

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

99.1	Audited financial statements of Bush Hog LLC as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008

99.2	Unaudited condensed financial statements as of June 30, 2009 and December 31, 2008 and for the six months ended June 30, 2009 and 2008

99.3	Unaudited pro forma financial information for the twelve months ended December 31, 2008, and for the six months ended June 30, 2009